Exhibit 10.10

RECIPE LICENSE AGREEMENT

This Recipe License Agreement (“Agreement”) is entered into effective as of November 7, 2006 (the “Effective Date”) by and between Chuy’s Opco, Inc., a Delaware corporation (“Licensor”), and MY/ZP IP Group, Ltd., a Texas limited partnership (“Licensee”).

RECITALS:

A. Licensor is a party to that certain Asset Purchase Agreement (the “Purchase Agreement”), dated as of the date hereof, by and among Licensor, MY/ZP on Hwy 183, Inc., MY/ZP of S.A. – 281, Ltd., MY/ZP of Round Rock, Ltd., MY/ZP of Shenandoah, Ltd., MY/ZP Central Texas, Ltd., MY/ZP North Lamar, Ltd., MY/ZP on McKinney, Inc., MY/ZP of River Oaks, Inc., MY/ZP IP Group, Ltd., Three Star Management, Ltd., Michael Young and John Zapp.

B. In connection with the Purchase Agreement, Licensor acquired rights in all recipes and lists of ingredients used in or held for use in the Business (as defined in the Purchase Agreement) (collectively, the “Licensor Recipes”);

C. Licensee desires to obtain, and Licensor desires to grant to Licensee, a license to allow the use of certain of the Licensor Recipes, by Licensee solely for the benefit of Chuy’s Boat Towne, Ltd., Shady Grove, Inc., and Lake Austin, Ltd. (collectively, the “Non-Chuy’s Restaurant Group”), relating to the respective restaurant businesses conducted by the members of the Non-Chuy’s Restaurant Group under the names “Hula Hut,” “Shady Grove” and “Lucy’s Boatyard,” respectively, exclusively at the locations identified on Exhibit A (attached hereto and incorporated herein by this reference) (the “Locations”), on the terms and conditions of this Agreement.

D. All capitalized terms used but not defined herein will have the respective meanings set forth in the Purchase Agreement.

1. License Grant.

(a) License. Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee a limited, non-exclusive, royalty-free, irrevocable, and perpetual right and license to (i) use, reproduce, modify, improve and create derivative works of the Licensor Recipes historically used by the Licensee and/or the Non-Chuy’s Restaurant Group at or from the Locations up to and including the Closing Date (collectively, the “Licensed Recipes”), and (ii) to make, have made, use, sell and offer for sale any food or beverage items developed by Licensee and/or the Non-Chuy’s Restaurant Group pursuant to a sublicense practicing the Licensed Recipes at or from the Locations (collectively, the “Permitted Use”). This Agreement does not permit use of the Licensed Recipes for mass-marketed, pre-packaged foods and beverages intended as a separate line of business. Licensee may make a reasonable number of copies of the Licensed Recipes consistent with the Permitted Use. Any and all rights and licenses with respect to the Licensed Recipes not expressly granted to Licensee under this Agreement are reserved by Licensor.

(b) Limited Right to Transfer and/or Sublicense. Except as otherwise expressly provided in this Section 1(b), Licensee may not transfer, assign or sublicense, in whole or in part, the right and license granted to Licensee pursuant to Section 1(a) with respect to the Licensed Recipes without the prior written consent of Licensor; provided, however, that Licensee may, at any time and from time to time, (i) sublicense its right and license to use the License Recipes for the Permitted Use to any member of the Non-Chuy’s Restaurant Group exclusively for use at the Locations, (ii) assign its rights and obligations, in whole, under this Agreement to (1) any member of the Non-Chuy’s Restaurant Group exclusively for use at the Locations or (2) upon at least ten (10) days’ prior written notice to Licensor, any acquiror of all or substantially all of Licensee’s assets (whether by way of merger, asset sale or otherwise) exclusively for use at the Locations, in each case, to the extent that such Person agrees in writing to be bound by and subject to the terms and conditions of this Agreement. As a condition to any sublicense permitted pursuant to clause (i) above, Licensee will require the sublicensee to comply with the provisions of this Agreement (including the Permitted Use) and Licensee will be responsible for any violation or breach of this Agreement due to the acts or omissions of such sublicensee and the failure to enter into a sublicense with any Person or entity. In addition, Licensee will include a provision in each sublicense agreement that Licensor is an intended third party beneficiary of such agreement and will have the right to enforce directly all rights of or restrictions imposed by Licensee on the sublicensee with respect to the Licensed Recipes under such agreement. Any attempted or actual transfer, assignment or sublicense in violation of the provisions of this Section 1(b) will be void and Licensee will be liable to Licensor for any damages resulting from such attempted transfer, assignment or sublicense. For the avoidance of doubt, any unintentional breach by Licensee of its obligations under Section 3 (Confidentiality) will not be deemed a transfer, assignment or sublicense of the Licensed Recipes but will be subject to other rights and remedies available to Licensor under this Agreement.

(c) Royalty-Free License. The rights and licenses granted to Licensee pursuant to this Section 1 are royalty-free and fully paid up. Licensor acknowledges and agrees that Licensee has provided adequate consideration to Licensor for Licensor to enter into and perform under this Agreement.

(d) Equitable Remedies. Licensee acknowledges and agrees that in the event of any breach of the provisions of this Section, Licensor would suffer irreparable injury for which monetary damages would be an inadequate remedy, and, without limitation of any other rights or remedies available to Licensor, Licensor will be entitled to equitable relief, including injunctive relief, for such breach in any court of competent jurisdiction.

2. No Ownership. Licensee acknowledges and agrees that (a) Licensee is only granted a license to use the Licensed Recipes on the terms and conditions of this Agreement and (b) Licensee will not acquire any ownership in the Licensed Recipes by virtue of this Agreement. Licensor acknowledges and agrees that Licensor will not acquire any rights in any modification, improvement or other derivative work to the Licensed Recipes created by Licensee and/or any sublicensee.

3. Confidentiality. Licensee will maintain, and will cause each member of the Non-Chuy’s Restaurant Group and each sublicensee to maintain, the confidentiality of the Licensed Recipes in the same manner in which Licensee treats its own recipes and lists of ingredients. In no event will Licensee make any unauthorized public disclosure of the Licensed Recipes (including any posting of the Licensed Recipes or a detailed list of ingredients of the Licensed Recipes on the Internet); provided, that reasonable disclosure of a list of ingredients in menus and other promotional materials to the extent consistent with past practice or required by law are permissible.

4. DISCLAIMERS; LIMITATIONS ON LIABILITY.

(a) THE LICENSED RECIPES ARE PROVIDED ON AN “AS IS” BASIS, WITH ALL FAULTS. LICENSOR DOES NOT MAKE, AND EXPRESSLY DISCLAIMS, ANY AND ALL WARRANTIES, WHETHER EXPRESS, IMPLIED OR OTHERWISE, WITH RESPECT TO THE LICENSED RECIPES INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR ANY WARRANTIES OF TITLE OR NON-INFRINGEMENT, OR ANY WARRANTIES THAT MAY ARISE FROM USAGE OF TRADE OR COURSE OF DEALING. LICENSOR EXPRESSLY DISCLAIMS ANY WARRANTIES NOT EXPRESSLY STATED HEREIN.

(b) IN NO EVENT WILL LICENSOR BE LIABLE FOR ANY INDIRECT, CONSEQUENTIAL, INCIDENTAL, SPECIAL OR PUNITIVE DAMAGES (INCLUDING INTERRUPTION OF SERVICE, LOSS OF DATA, LOSS OF REVENUE OR PROFIT, OR LOSS OF TIME OR BUSINESS) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE LICENSED RECIPES, WHETHER LIABILITY IS ASSERTED IN CONTRACT OR IN TORT (INCLUDING STRICT LIABILITY, PRODUCTS LIABILITY OR NEGLIGENCE) OR OTHERWISE AND REGARDLESS OF WHETHER LICENSOR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

(c) LICENSEE AGREES THAT LICENSOR’S TOTAL LIABILITY FOR DAMAGES FOR ANY CAUSE(S) WHATSOEVER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE LICENSED RECIPES, AND REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT OR IN TORT (INCLUDING STRICT LIABILITY, PRODUCTS LIABILITY OR NEGLIGENCE) OR OTHERWISE, SHALL BE LIMITED TO THE TOTAL AMOUNT OF TEN DOLLARS (US$10.00).

5. Default; Termination. In the event of any default under this Agreement which remains uncured thirty (30) days following receipt of written notice of such default, the non-defaulting party may terminate this Agreement upon delivery of written notice to the defaulting party. In the event this Agreement is terminated pursuant to this Section 5, Licensee will return, and will cause each sublicensee to return, (or certify the destruction of) all written copies of the Licensed Recipes and will cease further use, and will cause each sublicensee to cease further use, of the Licensed Recipes.

6. Assignability. Except as otherwise expressly provided in Section 1(b), Licensee may not assign or transfer any of its rights or obligations under this Agreement (whether by way of merger, asset sale or otherwise) without the prior written consent of Licensor. Any attempted or actual assignment or transfer in violation of the provisions of this Section 6 will be void.

7. Waiver of Compliance. Except as otherwise provided in this Agreement, the failure by any party to comply with any obligation, covenant, agreement or condition under this Agreement may be waived by the party entitled to the benefit thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. The failure of any party to enforce at any time any of the provisions of this Agreement will in no way be construed to be a waiver of any such provision, or in any way to affect the validity of this Agreement or any part hereof or the right of any party hereafter to enforce each and every such provision. No waiver of any breach of such provisions will be held to be a waiver of any other or subsequent breach.

8. Notices. All notices and other communications required or permitted hereunder will be in writing and, unless otherwise provided in this Agreement, will be deemed to have been duly given when delivered in person or when dispatched by telegram or electronic facsimile transfer (confirmed in writing by mail simultaneously dispatched) or one Business Day after having been dispatched by a nationally recognized overnight courier service to the appropriate party at the address specified below:

If to the Licensor, to:

Chuy’s Opco, Inc.

1623 Toomey Road

Austin, Texas 78704

Facsimile No.: 512-476-5157

Attention: Chief Executive Officer

with copies to:

Goode Partners LLC

667 Madison Avenue

21st Floor

New York, New York 10021

Facsimile: 212-317-2827

Attention: David J. Oddi

and

Jones Day

222 East 41st Street

New York, New York 10017

Facsimile No.: 212-755-7306

Attention: Robert A. Profusek, Esq.

If to the Licensee, to:

MY/ZP IP Group, Ltd.

1623 Toomey Road

Austin, Texas 78704

Facsimile No.: 512-476-5157

Attention: Mike Young/John Zapp

with a copy to:

Graves, Dougherty, Hearon & Moody, P.C.

401 Congress Avenue, Suite 2200

Austin, Texas 78701

Facsimile No.: 512-478-1976

Attention: Clarke Heidrick, Esq.

or to such other address or addresses as any such party may from time to time designate as to itself by like notice.

9. Severability. The illegality or partial illegality of any or all of this Agreement, or any provision hereof, will not affect the validity of the remainder of this Agreement, or any provision hereof, and the illegality or partial illegality of this Agreement will not affect the validity of this Agreement in any jurisdiction in which such determination of illegality or partial illegality has not been made, except in either case to the extent such illegality or partial illegality causes this Agreement to no longer contain all of the material provisions reasonably expected by the parties to be contained herein.

10. Governing Law. This Agreement will be construed and enforced in accordance with and governed by the laws of the State of Texas, without giving effect to the principles of conflict of laws thereof.

11. Dispute Escalation and Binding Arbitration; Jurisdiction.

(a) In the event of any dispute, controversy or claim of any kind or nature arising under or in connection with this Agreement (including disputes as to the creation, validity, interpretation, breach or termination of this Agreement) (a “Dispute”), then upon the written request of either party, each of Licensor and Licensee will appoint a designated senior business executive whose task it will be to meet for the purpose of endeavoring to resolve the Dispute. The designated executives will meet as often as the parties reasonably deem necessary in order to gather and furnish to the other all information with respect to the matter in issue which the parties believe to be appropriate and germane in connection with its resolution. Such executives will discuss the Dispute and will negotiate in good faith in an effort to resolve the Dispute without the necessity of any formal proceeding relating thereto. The specific format for such discussions will be left to the discretion of the designated executives but may include the preparation of agreed upon statements of fact or written statements of position furnished to the other party. No formal proceedings for the resolution of the Dispute may be commenced until the earlier to occur of (i) a good faith mutual conclusion by the designated executives that amicable resolution through continued negotiation of the matter in issue does not appear likely or (ii) the 30th day after the initial request to negotiate the Dispute.

(b) Any Dispute, if not resolved informally through negotiation between the parties as contemplated by Section 11(a), will be resolved by final and binding arbitration conducted in accordance with and subject to JAMS Comprehensive Arbitration Rules and Procedures of JAMS then in effect. One arbitrator will be selected by the parties’ mutual agreement or, failing that, by JAMS (provided, that, in any event, the arbitrator must be listed as an approved arbitrator by the Dallas office of JAMS and be a former Texas state civil court judge or federal court judge) (the “Arbitrator”), and the Arbitrator will allow such discovery as is appropriate, consistent with the purposes of arbitration in accomplishing fair, speedy and cost effective resolution of disputes. The Arbitrator will reference the Federal Rules of Civil Procedure then in effect in setting the scope of discovery, except that no requests for admissions will be permitted and interrogatories will be limited to identifying (i) persons with knowledge of relevant facts and (ii) expert witnesses and their opinions and the bases therefore. Judgment upon the award rendered in any such arbitration may be entered in any court having jurisdiction thereof. Any negotiation, mediation or arbitration conducted pursuant to this Section 11 will take place in Austin, Texas. Each party will bear its own costs and expenses with respect to any such negotiation or arbitration, including one-half of the fees and expenses of the arbitrators, if applicable. Other than those matters involving injunctive relief or any action necessary to enforce the award of the arbitrators, the parties agree that the provisions of this Section 11 are a complete defense to any suit, action or other proceeding instituted in any court or before any administrative tribunal with respect to any Dispute. Nothing in this Section 11 prevents the Parties from exercising their right to terminate this Agreement in accordance with Section 5 or prevents or delays Licensor from exercising its rights under Section 1(d).

(c) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

12. Counterparts. This Agreement may be executed in two or more separate counterparts, each of which, when so executed, will be deemed to be an original. Such counterparts will together constitute one and the same instrument. This Agreement may be executed by facsimile signatures.

13. Entire Agreement; Amendment; Interpretation. This Agreement (including the Exhibits attached hereto) constitutes the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. This Agreement may only be modified or amended upon the mutual written consent of the parties. Unless the context otherwise requires, (i) all references to Sections are to be Sections of or to this Agreement, (ii) each term defined in this Agreement has the meaning assigned to it, (iii) words in the singular include the plural and vice versa, (iv) the term “including” means “including without limitation,” (v) all reference to $ or dollar amounts will be to lawful currency of the United States, (vi) to the extent the term “day” or “days” is used, it will mean calendar days and (vii) the pronoun “his” refers to the masculine, feminine and neuter.

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IN WITNESS WHEREOF, each of the signatories hereto has caused this Agreement to be signed by its duly authorized officer as of the date first above written.

CHUY’S OPCO, INC.

By:	/s/ David J. Oddi
Name: David J. Oddi
Title: Vice President

MY/ZP IP GROUP, LTD.

By:	MY/ZP IP GROUP, LLC, its sole general partner

By:	/s/ Michael R. Young
Name: Michael R. Young
Title: President

Attachment:

Exhibit A – Locations

Signature Page to

Recipe License Agreement